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                                                                    EXHIBIT 10.2




                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                              HINES NURSERIES, INC.


                                       AND


                             PURE BEAUTY FARMS, INC.


                                   DATED AS OF


                                 OCTOBER 2, 2006


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                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (this "Agreement") is made and entered into as of October 2, 2006 (the "Closing Date") by and between Hines Nurseries, Inc., a California corporation ("Seller"), and Pure Beauty Farms, Inc., a Florida corporation ("Purchaser").

                                    RECITALS
                                    --------

         A. Seller desires to sell certain inventory and assets, and the goodwill related thereto, of Seller to Purchaser, and Purchaser desires to purchase certain inventory and assets, and the goodwill related thereto, of Seller from Seller upon consummation of the transactions contemplated by this Agreement, all pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises set forth herein and intending to be bound hereby, the parties hereby agree as follows:

                                    AGREEMENT
                                    ---------

         1. PURCHASE AND SALE OF ASSETS AT THE CLOSING.

                  1.1 PURCHASED ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined in Section 3.1 hereof), Purchaser agrees to purchase from Seller, and Seller agrees to sell, assign, transfer and deliver to Purchaser all of Seller's right, title and interest in and to the inventory, vehicles, trailers, farm equipment, racks and other assets described below and listed on Schedules 1.1(a), 1.1(b), 1.1(c), 1.1(d) and 1.1(e) hereto, and the goodwill related thereto (collectively, the "Purchased Assets"):

                           (a) INVENTORY. All inventory items and related
materials and supplies described on SCHEDULE 1.1(A) (i) located on the real property to be leased to Purchaser pursuant to the terms of the Lease Agreement (as defined herein) other than those inventory items and related materials and supplies located on such property which are tagged or otherwise identified as being sold to Costa Nursery Farms, LLC ("Costa"), (ii) located at other areas of the Hines Miami Facility which are specifically tagged or otherwise identified as being sold to Purchaser, and (iii) owned by Seller and located at The Home Depot stores listed on SCHEDULE 1.1(A) (such stores are referred to as "The Home Depot Stores") after the close of business on the Closing Date (the items listed in the preceding subclauses (i), (ii) and (iii) are referred to collectively, as the "Inventory"). Notwithstanding any physical inventory count that Seller and/or Purchaser may have conducted prior to the Closing or any provision herein to the contrary, Purchaser acknowledges that inventory items and other products have been sold by Seller for Seller's benefit


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in the ordinary course of Seller's business up to and through the close of business on the Closing Date and neither such items which have been sold up to and through the close of business on the Closing Date nor the resulting accounts receivable are being sold to Purchaser. For purposes of this Agreement, the terms "Inventory" and "Purchased Assets" shall not include any inventory items or other products sold by Seller up to and through the close of business on the Closing Date.

                           (b) VEHICLES. The vehicles and trailers listed and
described on SCHEDULE 1.1(B).

                           (c) FARM EQUIPMENT. The farm equipment listed and
described on SCHEDULE 1.1(C).

                           (d) RACKS. The racks listed and described on SCHEDULE
1.1(D) (the "Initial Racks").

                           (e) OTHER ASSETS. All other assets listed and
described on SCHEDULE 1.1(E), (the "Other
Assets").

                  1.2 EXCLUDED ASSETS. Seller shall not sell, assign, transfer or convey to Purchaser, and Purchaser shall not purchase, any inventory, property, item or asset of the Seller, other than those described or listed in
Section 1.1 and described or listed on Schedules 1.1(a), 1.1(b), 1.1(c), 1.1(d) and 1.1(e) including, without limitation, any accounts receivable of Seller (the "Excluded Assets"). Purchaser acknowledges that Seller is selling other assets to another third party on or about the date hereof and Purchaser has no rights to such other assets or any of the Excluded Assets.

                  1.3 ASSUMED LIABILITIES. At the Closing, Purchaser shall assume all liabilities and obligations of Seller arising from or relating to returns of Inventory or other products purchased from The Home Depot Stores which occur after the Closing without regard to when such Inventory or other products were purchased (the "Assumed Liabilities"). Except as set forth in the preceding sentence, Purchaser shall not assume any liabilities or obligations of Seller.

         2. PURCHASE PRICE; PAYMENT TERMS.

                  2.1 PURCHASE PRICE. The aggregate purchase price for the Purchased Assets (the "Purchase Price") shall be the sum of One Million Six Hundred Sixty-One Thousand Four Hundred Seventy-Eight Dollars and Sixty-Two Cents ($1,661,478.62) (the "Net Purchase Price") and Forty-Two Thousand Seven Hundred Twenty-Eight Dollars and Sixty-Three Cents ($42,728.63) (the "Payoff Amount").

                  2.2 PAYMENT OF PURCHASE PRICE. At the Closing, Purchaser shall pay the Net Purchase Price and the Payoff Amount by wire transfer in immediately available funds to the accounts designated by Seller as set forth on SCHEDULE 2.2.



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                  2.3 SALES, USE AND TRANSFER TAXES. Purchaser shall be
responsible for any documentary transfer taxes and any sales, use or other taxes, duties, fees and governmental exactions imposed by reason of the transfer of the Purchased Assets provided for hereunder and any deficiency, interest or penalty asserted with respect thereto. Notwithstanding the foregoing sentence, Purchaser shall not be responsible for any income, capital gain or other similar tax incurred by Seller in connection with such transfer.

                  2.4 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated in relation to the Purchased Assets, as set forth on SCHEDULE 2.4 hereto. Each party agrees that it will not, in its tax returns or elsewhere, take a position inconsistent with the allocations provided for in this Section.

         3. CLOSING.

                  3.1 CLOSING. The closing of the purchase and sale of the Purchased Assets shall be consummated (the "Closing") at 11:59 P.M. (Florida time) on the Closing Date (the "Closing") via facsimile, telephone, mail and other mutually acceptable means of communication and delivery. Except as otherwise provided in this Agreement, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered or executed simultaneously, and no action or proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. At the Closing, Purchaser acknowledges receipt of the Purchased Assets.

                  3.2 DELIVERIES OF SELLER. At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

                           (a) a Bill of Sale duly executed by Seller in
substantially the form of EXHIBIT A attached hereto;

                           (b) title to those vehicles and trailers listed on
SCHEDULE1.1(B) to the extent that Seller has possession of and can locate and deliver such titles at Closing; and

                           (c) a lease agreement in substantially the form of
EXHIBIT B attached hereto (the "Lease Agreement") duly executed by Seller.

                  3.3      DELIVERIES OF PURCHASER.

                           (a) At the Closing, Purchaser shall deliver or cause
to be delivered the following to Seller (or such other parties as may be designated by Seller):

                                     (i) the Purchase Price, as provided in
Section 2.2 hereof;



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                                     (ii) the Lease Agreement duly executed by
Purchaser together with all rents, deposits and other monies required to be paid by Purchaser under the Lease Agreement; and

                                     (iii) proof of insurance in amounts and
form acceptable to Seller naming Seller as an additional insured.

         4.       REPRESENTATIONS AND WARRANTIES.

                  4.1 REPRESENTATIONS AND WARRANTIES REGARDING SELLER. Seller hereby represents and warrants to Purchaser, as of the date hereof, except as set forth on the disclosure schedules attached hereto ("SELLER'S SCHEDULE OF EXCEPTIONS"), as follows:

                           (a) EXISTENCE. Seller validly exists as a corporation
in good standing under the laws of the State of California.

                           (b) AUTHORITY TO SELL PURCHASED ASSETS. Seller has
all requisite corporate power and authority to sell the Purchased Assets to Purchaser as contemplated hereby, and such sale of the Purchased Assets has been duly and validly authorized by all necessary corporate action on the part of Seller.

                           (c) TITLE TO PURCHASED ASSETS. At Closing, Seller
will deliver good and marketable title to the property included in the Purchased Assets, free and clear of all liens, claims and encumbrances except for any lien claim or encumbrance created by Purchaser or otherwise resulting from Purchaser's actions.

                           (d) NON-CONTRAVENTION. None of the execution,
delivery or performance by Seller of this Agreement does or will (a) contravene or conflict with Seller's articles of incorporation or bylaws, or (b) contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon Seller.

                           (e) BROKERS' FEES. No broker, finder or similar agent
has been employed by or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and Seller has not entered into any agreement, arrangement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

                           (f) EXECUTION AND DELIVERY. This Agreement has been
duly executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except to the extent such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) general principles of equity (whether considered in an action in equity or at law).



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                           (g) NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT
FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 4.1, SELLER MAKES NO OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE PURCHASED ASSETS ARE USED AND BEING SOLD "AS IS - WHERE IS" AND THE SELLER HEREBY DISCLAIMS THE WARRANTY OF MERCHANTABILITY AND FITNESS FOR USE.

                  4.2 REPRESENTATIONS AND WARRANTIES REGARDING PURCHASER. Purchaser hereby represents and warrants to Seller, as of the date hereof, as follows:

                           (a) EXISTENCE. Purchaser validly exists as a
corporation in good standing under the laws of the State of Florida.

                           (b) AUTHORITY TO PURCHASE PURCHASED ASSETS. Purchaser
has all requisite power and authority to purchase the Purchased Assets from Seller as contemplated hereby, and such purchase of the Purchased Assets has been duly and validly authorized by all necessary action on the part of Purchaser.

                           (c) REQUIRED CONSENTS. None of the execution,
delivery or performance by Purchaser of this Agreement requires any action by or in respect of, or filing with any governmental body, agency, official or authority or the consent of any third party.

                           (d) NON-CONTRAVENTION. None of the execution,
delivery or performance by Purchaser of this Agreement does or will (a) contravene or conflict with Purchaser's articles of incorporation or bylaws, or
(b) contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon Purchaser.

                           (e) BROKERS' FEES. No broker, finder or similar agent
has been employed by or on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby, and Purchaser has not entered into any agreement, arrangement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

                           (f) EXECUTION AND DELIVERY. This Agreement has been
duly executed and delivered by Purchaser and constitutes a legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) general principles of equity (whether considered in an action in equity or at law).



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                           (g) INSPECTION AND ACKNOWLEDGEMENT. Purchaser has
fully inspected to its satisfaction all of the Purchased Assets. Purchaser acknowledges that (i) the Purchased Assets are being sold "AS IS - WHERE IS," and (ii) except as specifically provided for in Section 4.1 herein, Seller is making no representation or warranty regarding the Purchased Assets or the transactions contemplated herein.

         5. ADDITIONAL AGREEMENTS.

                  5.1 NON-DISCLOSURE. Purchaser shall hold in confidence, and shall use reasonable efforts to ensure that its employees and representatives hold in confidence, all information concerning Seller and the terms and conditions of this Agreement.

                  5.2 UNIFORM PRODUCT CODES. To the extent transferable, Seller hereby grants to Purchaser, for the period commencing on the Closing and ending the earlier of June 30, 2007 or such time as the Inventory tagged with Seller's universal product codes ("UPCs") prior to the Closing has been sold or otherwise disposed of by Purchaser, the royalty-free (other than the consideration to be paid hereunder), non-exclusive, non-transferable, restricted right and limited license to use Seller's UPCs solely on tags attached by Seller to the Inventory prior to the Closing and solely for the purpose of selling such Inventory through The Home Depot Stores. In addition to the other provisions in this Agreement, Purchaser agrees to indemnify, defend and hold harmless Seller for any cost, liability, claim, or expense arising out of Purchaser's use of Seller's UPCs.

                  5.3 LIMITED USE OF SELLER'S NAME. Seller hereby grants to Purchaser, for the period commencing on the Closing and ending the earlier of June 30, 2007 or such time as all Inventory tagged with Seller's tags prior to the Closing has been sold or otherwise disposed of by Purchaser, the royalty-free (other than the consideration to be paid hereunder), non-exclusive, non-transferable, restricted right and limited license to use the name "Hines," "Hines Nurseries" or similar derivations thereof solely on tags attached by Seller to the Inventory prior to the Closing and solely for the purpose of selling such Inventory through The Home Depot Stores. The parties acknowledge that Seller is the exclusive owner of all rights in the name "Hines," "Hines Nurseries" or similar derivations thereof and that nothing in this Agreement confers any rights to Purchaser therein except as specifically set forth in the previous sentence.

                  5.4 ACCESS TO INFORMATION AND DIRECTION OF FUNDS. After the Closing, Seller shall have access at reasonable times, upon reasonable notice and subject to reasonable requirements related to confidentiality, to copies of the reports and any remittance advice provided by The Home Depot to Purchaser relating to the sale of Inventory or any plants, nursery products or other products by The Home Depot Stores for purposes of determining that sales are properly credited to either Purchaser or Seller as contemplated by this Agreement. Likewise, Purchaser shall have access at reasonable times, upon reasonable notice and subject to reasonable requirements related to confidentiality, to copies of the reports and any remittance advice provided by



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The Home Depot to Seller relating to the sale of Inventory or any plants, nursery products or other products by The Home Depot Stores for purposes of determining that sales are properly credited to either Purchaser or Seller as contemplated by this Agreement. After the Closing, Purchaser agrees to promptly remit to Seller any funds improperly received by Purchaser from The Home Depot relating to sales prior to and through the close of business on the Closing Date of any plants, nursery products or any other products owned by Seller. After the Closing, Seller agrees to promptly remit to Purchaser any funds improperly received by Seller from The Home Depot relating to sales after the close of business on the Closing Date of Inventory or any other products owned by Purchaser. The parties agree to attempt to work reasonably together to resolve any questions or disputes which may result from the misapplication of funds which they may receive from The Home Depot for furthering the purposes and intent of this Section 5.4.

                  5.5 ACCESS TO PREMISES. Purchaser agrees, without cost, after the Closing, to permit Seller and a reasonable number of Seller's employees, agents and representatives access to the premises leased to Purchaser pursuant to the Lease Agreement in order to perform certain remedial and cleanup actions and for other post-closing activities.

                  5.6 TITLE TO VEHICLES. Other than with respect to vehicles or trailers leased by Seller, Seller agrees to deliver to Purchaser, within a reasonable time after the Closing, those titles to vehicles and trailers listed on SCHEDULE 1.1(B) which Seller was unable to deliver at Closing pursuant to
Section 3.2(b) hereof. With respect to those vehicles or trailers listed on
SCHEDULE 1.1(B) which are leased by Seller, Seller agrees to use reasonable efforts to cooperate with and assist Purchaser in promptly obtaining title from the respective lessors of such vehicles and trailers. Promptly after receiving the titles to the vehicles and trailers pursuant to Section 3.2(b) and promptly after receiving the additional titles to the vehicles and trailers pursuant to this section, Purchaser agrees to register such trailers and vehicles in Purchaser's own name with the Department of Motor Vehicles or comparable governmental agency in the State of Florida and to provide Seller with evidence reasonably satisfactory to Seller of such registration. Purchaser agrees to indemnify and hold Seller harmless from any costs, claim, liability or other expense resulting from any delay in Purchaser's registration of the vehicles and trailers in Purchaser's own name and to name Seller as an additional insured on Purchaser's insurance for such vehicles and trailers until such registration.

                  5.7 NUMBERING OF RACKS; SALE OF ADDITIONAL RACKS. Promptly after the Closing, Purchaser agrees to sequentially number the Initial Racks sold to Purchaser pursuant to Section 1.1 above. In addition to the Initial Racks being sold to Purchaser pursuant to Section 1.1 above, Purchaser agrees to acquire from Seller those additional racks (each such rack consisting of a base and one or more shelves) which are either (i) located at The Home Depot Stores at the time of Closing and retrieved by Purchaser, or (ii) delivered by Seller to Purchaser after the Closing and prior to December 31, 2006 (such additional racks to be purchased by Purchaser are referred to as the "Additional Racks").



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On the 15th and the last day of each month following the Closing until December
31, 2006, Purchaser shall deliver a report to Seller setting forth in reasonable detail the number of Additional Racks and the number of shelves on each Additional Rack either gathered by Purchaser at The Home Depot Stores or delivered by Seller to Purchaser and pay to Seller by wire transfer a purchase price of $60 for each base of a rack and $5 for each shelf listed thereon (such additional purchase price is defined as the "Additional Racks Purchase Price"). Purchaser shall continue to keep a record of the Additional Racks, including the number of shelves on each such Additional Rack, which it gathers or receives as provided for above and provide Seller with reasonable access to such records and the Additional Racks for the purpose of verifying the number of Additional Racks and the number of shelves on each Additional Rack and the resulting Additional Racks Purchase Price calculations. In order to keep track of the number of Additional Racks to be acquired by Purchaser, Purchaser agrees to sequentially number such Additional Racks. Title for the Additional Racks will not transfer from Seller to Purchaser until such time as the Additional Racks Purchase Price for such Additional Racks has been received by Seller. The Additional Racks are being sold to Purchaser hereunder are used, have incurred wear and tear and are being sold subject to the limitations set forth in Section 4.1(g) and Section 4.2(g) above. In no event will Purchaser be required to purchase (i) a non-functional Additional Rack as reasonably determined by the parties, or (ii) more than an aggregate of 2,050 Initial Racks or Additional Racks.

                  5.8 NO ACCEPTANCE ON SELLER'S BEHALF. Purchaser shall not accept delivery of goods shipped to, ordered by or intended for Seller. Purchaser shall be responsible for all liabilities and obligations relating to or arising out of any goods shipped to, ordered by or intended for Seller which are accepted by Purchaser and to the extent that Seller has paid for any such goods accepted by Purchaser, Purchaser shall promptly reimburse Seller for any such amounts.

                  5.9 SUBSTITUTION OF VEHICLES AND TRAILERS. The parties acknowledge that some of the vehicles and trailers listed on Schedule 1.1(b) of this Agreement which are being sold to Purchaser are not at Seller's Miami facility at the time of Closing and have not been viewed by Purchaser (the "Unseen Vehicles and/or Trailers"). To the extent an Unseen Vehicle and/or Trailer contains an obvious, significant and material visual defect or is otherwise obviously and visually significantly and materially damaged when it is returned after the Closing to the premises being leased by Purchaser and Purchaser reasonably objects to such significantly and materially defective or damaged Unseen Vehicle and/or Trailer, then the parties agree to work in good faith to attempt to find a comparable replacement as a substitute from the other vehicles and trailers Seller still has in its possession at its Miami facility after the Closing. If the parties agree to substitute a comparable vehicle and/or trailer for a damaged or defective Unseen Vehicle and/or Trailer pursuant to this Section, Seller shall deliver title for such replacement vehicle and/or trailer to Purchaser and Purchaser shall (i) deliver to Seller any title received by Purchaser for the damaged or defective Unseen Vehicle and/or Trailer, and (ii) promptly register the substituted vehicle and/or trailer in Purchaser's name. The parties agree that Purchaser's obligations under Section



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5.6 of this Agreement shall apply to any substituted vehicle and/or trailer as if such vehicle and/or trailer had been listed on Schedule 1.1(b) at the Closing. Purchaser's failure to object to any damaged Unseen Vehicle and/or Trailer by the close of business on Wednesday, October 4, 2006, shall be deemed acceptance of such Unseen Vehicle and/or Trailer. Notwithstanding the foregoing, Purchaser acknowledges that the Purchased Assets, including without limitation, the Unseen Vehicles and or Trailers are used, have incurred wear and tear, and are being sold subject to the limitations set forth in Section 4.1(b) and
Section 4.2(b).

                  5.10 ALLOCATION OF ASSETS BETWEEN PURCHASER AND COSTA. Purchaser acknowledges that certain of the schedules hereto list assets being sold to Purchaser and other assets being sold to Costa without any specific allocation of individual assets between Purchaser and Costa. To the extent that any such schedule does not specifically allocate individual assets between Purchaser and Costa, Purchaser acknowledges and agrees that such allocation will be determined between Purchaser and Costa without the involvement of Seller. Purchaser agrees that Seller shall have no responsibility with respect to the allocation of such assets between Purchaser and Costa, including without limitation, any failure of such parties to agree to the allocation and/or possession of such assets. Purchaser further agrees to indemnify, defend and hold harmless Seller, from and against any and all claims, liabilities, losses, damages or injuries together with costs and expenses, including reasonable legal fees, arising out of, related to or resulting from the allocation between Purchaser and Costa of the assets listed on the schedules hereto.

         6. SURVIVAL AND INDEMNIFICATION.

                  6.1 SURVIVAL. All covenants and agreements of the parties in this Agreement or provided herein shall survive the Closing without limit, unless otherwise specifically provided for herein. All representations and warranties of the parties shall survive the Closing and for a period ending on the first anniversary of the Closing (the "Survival Period"), notwithstanding any investigation at any time made by or on behalf of the other party; PROVIDED, however, that, any representation or warranty which is the subject of a claim or dispute asserted prior to the expiration date of the Survival Period shall survive with respect to such claim or dispute until final resolution thereof. All claims for indemnity hereunder shall be made in writing, and shall state with reasonable specificity the matter for which indemnification is sought.

                  6.2 SELLER'S INDEMNIFICATION. Seller hereby agrees to indemnify, defend and hold Purchaser and its shareholders, officers, employees, directors, agents and affiliates (the "Seller Indemnitees") harmless from and against any and all claims, liabilities, losses, damages or injuries together with costs and expenses, including reasonable legal fees, arising out of, related to or resulting from (i) any incorrectness or incompleteness in the representations and warranties made by Seller in this Agreement, (ii) any breach in any material respect by Seller, unless waived by Purchaser, of any covenant or agreement of Seller contained in or arising out of this Agreement, and (iii) any liability or obligation relating to, resulting from or arising out of the Purchased Assets arising before the Closing (except Assumed Liabilities).



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

                  6.3 PURCHASER'S INDEMNIFICATION. Purchaser hereby agrees to indemnify, defend and hold Seller and its shareholders, officers, employees, directors, agents and affiliates (the "Purchaser Indemnitees") harmless from and against any and all claims, liabilities, losses, damages or injuries together with costs and expenses, including reasonable legal fees, arising out of or resulting from (i) any incorrectness or incompleteness in the representations and warranties made by Purchaser in this Agreement, (ii) any breach in any material respect by Purchaser, unless waived by Seller, of any covenant or agreement of Purchaser contained in or arising out of this Agreement, (iii) any liability or obligation relating to, resulting from or arising out of the Assumed Liabilities or the Purchased Assets accruing on or after the Closing or the Purchaser's business.

                  6.4 LIMITATIONS ON INDEMNIFICATION.

                           (a) The indemnification obligations of either Seller
or Purchaser in subclause (i) of Section 6.2 or subclause (i) of Section 6.3, respectively, shall not exceed an aggregate amount equal to Two Hundred Fifty Thousand Dollars ($250,000) (the "Cap Amount").

                           (b) Notwithstanding the indemnification obligations
arising in subclause (i) of Section 6.2 and subclause (i) of Section 6.3, neither Seller nor Purchaser shall be liable for the first Twenty-Five Thousand Dollars ($25,000) (the "Threshold Amount") in aggregate damages sustained by Purchaser Indemnitees or Seller Indemnitees, respectively, pursuant to the indemnification obligations arising in subclause (i) of Section 6.2 and subclause (i) of Section 6.3; provided Purchaser Indemnitees and Seller Indemnitees shall be entitled to indemnification for damages in excess of such Threshold Amount (but not to exceed the Cap Amount) in the event damages to such Purchaser Indemnitees or Seller Indemnitees exceed such Threshold Amount.

                           (c) Notwithstanding anything herein to the contrary,
the Cap Amount and the Threshold Amount shall not apply to any indemnification obligation of Seller or Purchaser arising as a result of fraud, willful breach or intentional misrepresentation.

                  6.5 THIRD PARTY CLAIMS. If a claim by a third party is made against any party entitled to indemnification under this Agreement, such indemnified party shall promptly notify the indemnifying party of such claim. The indemnifying party shall have ten days after receipt of the above-referenced notice to undertake, through counsel of its choosing (subject to the consent of the indemnified party) and at the expense of the indemnifying party, the settlement or defense thereof; PROVIDED, HOWEVER, that any such settlement shall be subject to the consent of the indemnified party, which consent shall not be unreasonably withheld. If the indemnifying party does not notify the indemnified party within ten days after receipt of the indemnified party's notice of a claim of indemnity hereunder that the indemnifying party elects to undertake the defense thereof, or the indemnifying party ceases to reasonably contest such claim in good faith, the indemnified party shall have the right to contest, settle or compromise the claim in its exclusive discretion at the expense of the indemnifying party. Nothing contained in this Section 6.5 shall be construed as a limitation on the right of any party to indemnification under this Agreement.

         7. EMPLOYEES AND EMPLOYEE BENEFITS

                  7.1 EMPLOYMENT. At the request of Purchaser, Seller has communicated Purchaser's offer of employment to certain employees of Seller and
SCHEDULE 7.1 lists those employees of Seller that the parties believe have indicated an intent to accept Purchaser's offer of employment (such employees are referred to herein as the "Identified Employees"). Purchaser is responsible for all obligations and liabilities arising out of Purchaser's offers to or employment of the Identified Employees. Purchaser agrees that, for purposes of all employee benefit plans, policies and employee fringe benefit programs, including vacation policies, of Purchaser which may apply to Identified Employees or in which the Identified Employees may participate following the Closing, credit will be given to the Identified Employees for service previously credited with Seller prior to the Closing. Prior to the Closing, Seller shall pay to each Identified Employee all accrued vacation pay in accordance with applicable law.

                  7.2 NO RIGHT OF EMPLOYMENT. Nothing contained herein, express or implied, is intended to confer upon any Identified Employee any right to continued employment for any period by reason of this Agreement. Nothing contained herein is intended to confer upon any Identified Employee any particular term or condition of employment other than as expressly referred to in Section 7.1 of this Agreement.

         8. GENERAL PROVISIONS.

                  8.1 NOTICES. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

                           (a) If to Seller:

                                    Hines Nurseries, Inc.
                                    12621 Jeffrey Road
                                    Irvine, California 92620
                                    Facsimile: (949) 786-0968
                                    Attention:  Claudia Pieropan, CFO



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

                                    With a copy to:

                                    Paul, Hastings, Janofsky & Walker LLP
                                    Seventeenth Floor
                                    695 Town Center Drive
                                    Costa Mesa, California  92626-1924
                                    Facsimile:  (714) 668-6364
                                    Attention:  Stephen D. Cooke, Esq.

                           (b) If to Purchaser, addressed to:

                                    Pure Beauty Farms, Inc.
                                    16350 S.W. 200 Street
                                    Miami, Florida 33187
                                    Facsimile:  (305) 255-9763
                                    Attention:  Henry Yanes

                                    With copy to:

                                    Jose A. Bolanos, Esq.
                                    2121 Ponce de Leon Blvd., Ste. 600
                                    Coral Gables, Florida 33134
                                    Fax: 305-567-0423


                  8.2 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

                  8.3 EXPENSES. Each party will bear the costs of its agents, attorneys, accountants, investment bankers, travel, lodging and entertainment and associated expenses except as provided in this Agreement.

                  8.4 THIRD PARTY RIGHTS. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not create benefits on behalf of any other person not a party to this Agreement (including without limitation any broker or finder), and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

                  8.5 ENTIRE AGREEMENT. This Agreement, including the annexes, schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.



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

                  8.6 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties hereto, and any such purported assignment by any party without such consent shall be void.

                  8.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, including electronically transmitted counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement.

                  8.8 RECITALS, SCHEDULES AND ANNEXES. The recitals, exhibits attached hereto and Seller's Schedule of Exceptions referred to herein and attached hereto are hereby incorporated herein and made a part hereof as if fully set forth herein. Disclosure of any fact or item in any section of Seller's Schedule of Exceptions shall, should the existence of the fact or item be relevant to any other section of Seller's Schedule of Exceptions, be deemed to be disclosed with respect to that other paragraph or section. The parties hereto acknowledge that certain matters set forth in Seller's Schedule of Exceptions are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Agreement and that disclosure of such matters shall not be taken as an admission by the party delivering such Seller's Schedule of Exceptions that such disclosure is required to be made under the terms of any provision of this Agreement and in no event shall any such disclosure be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement.

                  8.9 CONSTRUCTION. The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  8.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Florida.

                  8.11 ATTORNEYS' FEES. In the event of any dispute related to or based upon this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

                  8.12 ARBITRATION.

                           (a) Any controversy, claim or dispute involving the
parties (or their affiliated persons) directly or indirectly concerning this Agreement or the subject matter hereof, including, without limitation, any questions concerning the scope and applicability of this Section 8.12 shall be finally settled by arbitration held in Miami-Dade County, Florida by one arbitrator in accordance with the rules of commercial arbitration then followed by the American Arbitration Association or any successor to the functions thereof, provided that the arbitrator shall be (i) a Florida Bar licensed attorney with no less than fifteen (15) years experience in the active practice of law with a focus on commercial transactions, or (ii) a former circuit court or appellate court judge who served for no less than ten (10) years. The arbitrator shall apply Florida law in the resolution of all controversies, claims and disputes and shall have the right and authority to determine how his or her decision or determination as to each issue or matter in dispute may be implemented or enforced. Any decision or award of the arbitrator shall be final and conclusive on the parties to this Agreement and their respective affiliates, and there shall be no appeal therefrom other than from gross negligence or willful misconduct.

                           (b) The parties hereto agree that any action to
compel arbitration pursuant to this Agreement must be brought in the appropriate court in Miami-Dade County, Florida and in connection with such action to compel the laws of the State of Florida shall control. Application may also be made to such court for confirmation of any decision or award of the arbitrator, for an order of the enforcement and for any other remedies which may be necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction of such arbitrator and court.

                           (c) Notwithstanding the foregoing provisions of this
Section 8.12, nothing contained herein shall require arbitration of any issue arising under this Agreement for which injunctive relief is successfully sought by any party hereto. Any action, suit or other proceeding initiated by Seller or Purchaser against any other party for injunctive relief or to enforce this
Section 8.12 or any decision or award of the arbitrator must be brought in any Federal or state court in Miami-Dade County, Florida having jurisdiction over the subject matter thereof as the party bringing such action, suit or proceeding shall elect. Seller and Purchaser hereby submit themselves to the jurisdiction of any such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.


                            [Signature Page Follows]



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


                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

                                     "SELLER"

                                     HINES NURSERIES, INC.
                                     a California corporation


                                     By: /S/ CLAUDIA M. PIEROPAN
                                         ------------------------------------
                                         Claudia M. Pieropan, Chief Financial
                                         Officer, Secretary and Treasurer



                                     "PURCHASER"

                                     PURE BEAUTY FARMS, INC.
                                     a Florida corporation


                                     By: /S/ ENRIQUE A. YANES
                                         ------------------------------------
                                         Enrique A. Yanes, President



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